FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-286596-03

SUPPLEMENT
(To Prospectus Dated April 30, 2026)

$584,444,000 (Approximate)

BENCHMARK 2026-B43 MORTGAGE TRUST
(Central Index Key number 0002121298)
Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
(Central Index Key number 0001258361)
Depositor

Citi Real Estate Funding Inc.

(Central Index Key number 0001701238)

German American Capital Corporation

(Central Index Key number 0001541294)

Goldman Sachs Mortgage Company

(Central Index Key number 0001541502)

Bank of America, National Association
(Central Index Key number 0001102113)
Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)
UBS AG New York Branch
(Central Index Key number 0001685185)
Bank of Montreal
(Central Index Key number 0000927971)
Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2026-B43

This is a supplement to the prospectus dated April 30, 2026 (the “Final Prospectus”). Capitalized terms used in this supplement but not defined herein have the same meanings as they would in the Final Prospectus.

1.	The blank in the second paragraph under the heading “Plan of Distribution (Underwriter Conflicts of Interest)” in the Final Prospectus is hereby completed to indicate that the Depositor’s estimate of its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $4,560,316.

Except as indicated above, the Final Prospectus remains unchanged.

Citigroup	Goldman Sachs & Co. LLC	BofA Securities	Barclays	UBS Securities	BMO Capital Markets	Deutsche Bank Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities			Mischler Financial
Co-Managers
The date of this Supplement is May 19, 2026